Exhibit 23.1




               Consent of Independent Certified Public Accountants


We have issued our report dated March 28, 2002 accompanying the consolidated financial statements included in the Annual Report of Greenbriar Corporation on Form 10-K for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of Greenbriar Corporation on Form S-3 (File No. 33-64840) and on Form S-8 (File No. 33-65856 and 33-33985).




GRANT THORNTON LLP

Dallas, Texas
March 28, 2002